REGISTRATION NO. 333-________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              --------------------

                                NOKIA CORPORATION
             (Exact name of Registrant as specified in its charter)


        REPUBLIC OF FINLAND                             NOT APPLICABLE
    (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                   Identification Number)

                         KEILALAHDENTIE 4, P.O. BOX 226
                              FIN-00045 NOKIA GROUP
                                 ESPOO, FINLAND
                                (011) 358-9-18071
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                        NOKIA PERFORMANCE SHARE PLAN 2007
                        NOKIA RESTRICTED SHARE PLAN 2007
           NOKIA HOLDING, INC. EMPLOYEE STOCK PURCHASE PLAN (RESTATED)
      NOKIA RETIREMENT SAVINGS AND INVESTMENT PLAN, AS AMENDED AND RESTATED
                            (FULL TITLE OF THE PLANS)

                               RICHARD W. STIMSON
                               NOKIA HOLDING, INC.
                              6000 CONNECTION DRIVE
                               IRVING, TEXAS 75039
                                +1 (972) 894-5000
            (Name, address and telephone number of agent for service)

                                   Copies to:
                           DOREEN E. LILIENFELD, ESQ.
                             SHEARMAN & STERLING LLP
                              599 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                +1 (212) 848 7171

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                                             CALCULATION OF REGISTRATION FEE
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                                                       Proposed Maximum                                     Amount of
  Title of Securities to be         Amount to be      Offering Price Per          Proposed Maximum         Registration
          Registered                 Registered            Security           Aggregate Offering Price         Fee
------------------------------------------------------------------------------------------------------------------------
Shares of Nokia Corporation,        10,910,000 (2)        $ 22.79 (3)                $ 248,638,900           $7,633.21
par value EUR 0.06 per share (1)
========================================================================================================================

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(1)   American Depositary Receipts evidencing American Depositary Shares
      ("ADSs") issuable on deposit of Shares of Nokia Corporation, par value EUR
      0.06 per share (the "Shares"), have been registered pursuant to a separate Registration Statement on Form F-6

      (Registration No. 333-4920) and currently are traded on the New York Stock Exchange under the ticker symbol "NOK." Each ADS represents one Share. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 shall also cover (i) any additional Shares that become deliverable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding Shares to be offered or sold pursuant to the plans and (ii) an indeterminate amount of interests to be offered or sold pursuant to the Nokia Retirement Savings and Investment Plan, as Amended and Restated.
(2) Represents an aggregate of 10,910,000 Shares, of which 750,000 Shares are available for future issuance under the Nokia Performance Share Plan 2007, 750,000 Shares are available for future issuance under the Nokia Restricted Share Plan 2007, 2,500,000 Shares are available for purchase pursuant to the Nokia Holding, Inc. Employee Stock Purchase Plan (Restated) and 6,910,000 Shares are available for purchase pursuant to the Nokia Retirement Savings and Investment Plan, as Amended and Restated.
(3) Estimated solely for the purpose of calculating the registration fee. Such estimate is calculated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices ($22.96 and $22.62, respectively) of Nokia Corporation ADSs on the New York Stock Exchange on March 26, 2007.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1.     PLAN INFORMATION.*


Item 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*




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*     Information required by Part I to be contained in the Section 10(a)
      prospectus is omitted from this Registration Statement in accordance with Rule 428 under the U.S. Securities Act of 1933, as amended (hereinafter, the "Securities Act"), and the "Note" to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference as of their respective dates in this Registration Statement:

            (a) the Registrant's Form 20-F for the fiscal year ended December 31, 2006 (File No. 1-13202), filed on March 12, 2007;

            (b) the description of the Registrant's Shares, par value EUR 0.06 per share (the "Shares"), registered under Section 12 of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), contained in "Item 9. The Offer and Listing" and "Item 10. Additional Information," respectively, of the Form 20-F described in, and incorporated by reference in, paragraph (a) above; and

            (c) the Registrant's Form 11-K, Annual Report for the Nokia Retirement Savings and Investment Plan, as Amended and Restated, for the fiscal year ended December 31, 2005 (File No. 1-13202), filed on July 14, 2006.

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents.

            Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

Item 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            The Articles of Association of the Registrant contain no provisions under which any member of the Board of Directors or officers is indemnified in any manner against any liability which he may incur in his capacity as such.
Article 12 of the Articles of Association of the Registrant, however, provides inter alia, that the "General Meeting of Shareholders ... shall take resolutions on ... discharging the members of the Board of Directors and the President from liability."

            The Registrant maintains liability insurance in the amount of the aggregate of EUR 350 million for its Board of Directors and certain of its officers. Such persons are insured against liability for "wrongful acts," including breach of duty, breach of trust, neglect, error and misstatement.

            At present, there is no pending material litigation or proceeding involving a director or officer of the Registrant where indemnification will be required or permitted. In addition, the Registrant is not aware of any threatened material litigation or proceeding that may result in a claim for such indemnification.

Item 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

Item 8.     EXHIBITS.

            See Exhibit Index.

            The securities being registered hereby for the Nokia Retirement Savings and Investment Plan, as Amended and Restated, and for the Nokia Holding, Inc. Employee Stock Purchase Plan (Restated) are not original issuance securities. Pursuant to Form S-8, Part II, Item 8(a), an opinion of counsel as to the legality of the shares purchased under these plans is, accordingly, not required.

Item 9.     UNDERTAKINGS.

            (a)   The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement which shall include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    PART III

                                   SIGNATURES

            THE REGISTRANT. Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Helsinki, Republic of Finland on March 29, 2007.


NOKIA CORPORATION


By:  /s/ Kaarina Stahlberg                     By: /s/ Leena Siirala
     --------------------------------              ----------------------------
    Name:  Kaarina Stahlberg                       Name:  Leena Siirala
    Title: Vice President, Assistant               Title: Senior Legal Counsel
           General Counsel

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Ms. Kaarina Stahlberg and/or Ms. Leena Siirala his/her true and lawful attorney-in-fact and agent, each acting alone, each with full power of substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this Nokia Corporation Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

            Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the indicated capacities on March 29, 2007.



MEMBERS OF THE BOARD OF DIRECTORS:



/s/ Paul J. Collins                           Vice Chairman, Director
---------------------------------
Name:  Paul J. Collins



/s/ Georg Ehrnrooth                           Director
---------------------------------
Name:  Georg Ehrnrooth



/s/ Daniel R. Hesse                           Director
---------------------------------
Name:  Daniel R. Hesse



/s/ Dr. Bengt Holmstrom                       Director
---------------------------------
Name:  Dr. Bengt Holmstrom



/s/ Per Karlsson                              Director
---------------------------------
Name:  Per Karlsson



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/s/ Jorma Ollila                              Chairman of the Board of Directors
---------------------------------
Name:  Jorma Ollila



/s/ Dame Marjorie Scardino                    Director
---------------------------------
Name:  Dame Marjorie Scardino



/s/ Keijo Suila                               Director
---------------------------------
Name: Keijo Suila



/s/ Vesa Vainio                               Director
---------------------------------
Name:  Vesa Vainio



PRESIDENT AND CHIEF EXECUTIVE OFFICER:



/s/ Olli-Pekka Kallasvuo
---------------------------------
Name:  Olli-Pekka Kallasvuo



CHIEF FINANCIAL OFFICER (whose
functions include those of Chief
Accounting Officer):



/s/ Richard A. Simonson
---------------------------------
Name:  Richard A. Simonson

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES:



/s/ Richard W. Stimson
---------------------------------
Name:  Richard W. Stimson

            THE PLAN. Pursuant to the requirements of the Securities Act, the trustee (or other persons who administer the employee benefit plan) have duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irving, state of Texas, on March 29 2007.


                                  Nokia Retirement Savings and Investment Plan,
                                    as Amended and Restated



                                              By:  /s/ Linda Fonteneaux
                                                 -------------------------------
                                                 Name: Linda Fonteneaux
                                                 Title:   Plan Administrator

                                  EXHIBIT INDEX


EXHIBIT NO.                   DESCRIPTION OF DOCUMENT

4.1 Articles of Association of the Registrant (English translation) (incorporated by reference to the Registrant's Form 20-F for the year ended December 31, 2000 (File No. 1-13202), filed with the Commission on June 28, 2001).

4.2 Amended and Restated Deposit Agreement dated March 28, 2000 by and among Nokia Corporation, Citibank, N.A., as Depositary, and the Holders from time to time of American Depositary Receipts representing American Depositary Shares issued thereunder (incorporated by reference to Registrant's Form F-6 Registration Statement (Registration No. 333-11740), filed with the Commission on March 28, 2000).

*4.3        Terms and Conditions of the Nokia Performance Share Plan 2007.

*4.4        Terms and Conditions of the Nokia Restricted Share Plan 2007.

*4.5        Nokia Holding, Inc. Employee Stock Purchase Plan (Restated).

*4.6        Nokia Retirement Savings and Investment Plan, as Amended and
            Restated.

*5.1 Opinion of Kaarina Stahlberg, VP, Assistant General Counsel of the Registrant, as to the validity of the shares to be issued pursuant to the Nokia Performance Share Plan 2007 and the Nokia Restricted Share Plan 2007.

*23.1 Consent of PricewaterhouseCoopers Oy, Helsinki, Finland, Independent Registered Public Accounting Firm.

*23.2 Consent of PricewaterhouseCoopers LLP, Dallas, Texas, Independent Registered Public Accounting Firm.

*23.3 Consent of Kaarina Stahlberg, VP, Assistant General Counsel of the Registrant (included in Exhibit 5.1).

*24         Power of Attorney (included on signature page).

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* Filed herewith.